EXHIBIT 99.1
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                         DEERFIELD TRIARC CAPITAL CORP.
                         4-20-07 CONFERENCE CALL SCRIPT

FINANCIAL RELATIONS BOARD

Good morning and welcome to Deerfield Triarc Capital Corp.'s conference call to discuss the definitive agreement with Deerfield Capital Management. The press release was distributed this morning. If you did not receive a copy, these documents are available on the company's web site at www.deerfieldtriarc.com under "Press Releases." Additionally, we are hosting a live web cast of today's call along with a supplemental slideshow, which you can access under "Stockholder Info.," "Presentations and Supplemental Info." on the company's website.

Management will provide an overview of the release. There will be no Q&A session on this call. Before we begin, management would like me to inform you that certain statements made during this conference call, which are not historical, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Deerfield Triarc Capital Corp. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors and risks that could cause actual results to differ materially from those expressed or implied by forward-looking statements are detailed in today's press release and from time to time in the company's filings with the SEC. The company does not undertake a duty to update any forward-looking statements.

Additionally, we wanted to remind participants that the information contained in this call is current only as of the date of this call, April 20, 2007, and the company assumes no obligation to update any statements, including forward-looking statements made during this call.

I would now like to introduce to you Peter Rothschild, Chairman of the Board of Deerfield Triarc Capital Corp., and turn the call over to him for his remarks.
Peter, please go ahead....

PETER ROTHSCHILD

Thank you Claire. I would like to welcome you to today's call and thank you for your participation. Joining me today in New York are Jonathan Trutter, CEO of

DFR, Rick Smith, CFO of DFR, Rob Grien, DFR's President, and Fred White, DFR's

general counsel.




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                                                  Deerfield Triarc Capital Corp.
                                                  4-20-07 Conference Call Script



As you know, we issued a Press Release this morning announcing that DFR has entered into a definitive agreement to acquire 100% of Deerfield & Company,

parent of Deerfield Capital Management LLC, our external adviser. The total purchase price is approximately $290 million, of which $145 million will be paid in cash and the remainder in DFR common stock.


As well, we announced that Nelson Peltz has resigned as Chairman of the Board,

but will continue on as a member of the Board. I have assumed the role of

Chairman of the Board of DFR. I would like to take this opportunity to thank

Nelson for his work as Chairman and I look forward to continuing to work with him in his ongoing capacity as Director.


We have posted a presentation on our website at www.deerfieldtriarc.com, which we will now review.


Starting on Page 5, we outline some of the highlights of the terms of the transaction. As I stated earlier, $145 MM of the purchase price will be paid in cash, and the remainder in shares of DFR common stock. We expect the transaction to close some time in the third quarter of 2007. There are, of course, the customary closing conditions, many of which are described in the Press Release.


Page 6 outlines the compelling strategic rationale for the acquisition. This transaction represents an opportunity to acquire a world-class fixed income



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                                                  Deerfield Triarc Capital Corp.
                                                  4-20-07 Conference Call Script


asset manager, in addition to the benefits associated with the internalization of DFR's current management contract. Over 75% of Deerfield Capital's revenues are derived from managing assets other than those of DFR. We also believe that the internalization of DFR's external manager will more closely align the interests of management and shareholders. The internalization can also provide a catalyst to narrow the valuation discount that currently exists for DFR equity.

Furthermore, this transaction will diversify and expand DFR's revenue streams into fee-based, non capital intensive business lines and will allow DFR to launch and seed new products and increase both our investment and fee income streams. We expect this transaction to be accretive to each of return on equity,

cash earnings and cash available for dividends. DFR paid a 4th quarter dividend of 42 cents per share, which equates to an annualized dividend yield of 11.2%,

based on yesterday's closing price of our common stock.


I will now turn the call over to Jonathan Trutter to go into greater detail regarding the transaction rationale.



JONATHAN TRUTTER

Thanks Peter. On slide 7, we depict how the marriage of DFR and Deerfield

Capital will create a NEW DFR. The new company will combine DFR's current investment income-driven revenues with Deerfield Capital's third-party fee streams. We believe that this will result in enhanced revenue diversification and growth potential.



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                                                  Deerfield Triarc Capital Corp.
                                                  4-20-07 Conference Call Script


Let me spend a minute describing Deerfield Capital Management, so you can get a better feel for the strength of the franchise being acquired. As you will see on

Page 9, Deerfield is a leading fixed income asset manager with $13.2 billion in assets under management as of December 31, 2006. We believe that there are significant opportunities for growth in each of Deerfield's main product areas,

as Deerfield has a successful track record of leveraging its platform into new asset classes.


Page 10 reviews each of Deerfield Capital's major product areas. As you can see,

Deerfield is a leading CDO manager, with over $11 billion of CDO assets under management. Deerfield also manages close to $1 billion in fixed income hedge fund products and $331 million in managed accounts. On page 11, you can see the impressive growth in assets under management since 2002, which equates to a compound average growth rate of 16.0% per year. This chart also highlights that a large percentage of our assets under management are from CDO's and CLO's,

which we think of as semi-permanent fee-based revenue. Deerfield's asset management platform is supported by our tested and proven infrastructure, which we have been building, block by block, since 1993 and is depicted on page 12.

Deerfield Capital is Sarbanes Oxley compliant, and as a registered investment adviser is monitored and regulated by the SEC. Portfolio management is only as good as the people who support it and at Deerfield, we have a highly talented and dedicated workforce.


Slide 14 will give you a graphical representation of how this transaction will transform the source of DFR's revenues. As you will see, the combination


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                                                  Deerfield Triarc Capital Corp.
                                                  4-20-07 Conference Call Script


diversifies DFR's 2006 Pro Forma revenues away from interest income to result in over 40% of revenues coming from externally-derived asset management fees. The combination also provides significant diversification in assets under management, as shown on Slide 15. We believe that continued expansion into semi-permanent capital vehicles will diversify our assets under management and increase the stability of our cash flows.



On Slide 16, we have detailed the adjusted EBITDA for Deerfield & Company for

2006, which underscores the significant cash flow from the asset management business. Additional information regarding Deerfield Capital Management's business can be found in the public disclosure previously provided by Triarc.


I will now turn the call back over to Peter for his closing remarks.



PETER ROTHSCHILD

Thank you Jonathan. On behalf of our Board of Directors, I want to close by saying we are excited by the potential of this acquisition. Deerfield is a world-class alternative fixed income manager with a strong team of professionals and a solid record of achievement. I know everyone at Deerfield is very much looking forward to operating in this new structure and realizing the great potential this represents.


We have provided information in the press release and in the presentation that we have posted to our website which is available for your review. Our proxy statement will be forthcoming in the next several weeks, which will provide information in much greater detail. Because we are subject to proxy rules and


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                                                  Deerfield Triarc Capital Corp.
                                                  4-20-07 Conference Call Script


other securities regulations, we will not be taking questions at this time. If anyone needs clarification of the information provided in the press release or the presentation, please call Rick Smith, our CFO, at 773-380-6587 or Aaron Peck at 773-380-6447.



Thank you for your participation on this call today.





















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